UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): February 3, 2010
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

12780 El Camino Real, San Diego, California (Address of principal executive offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
2010 Bonus Plan
The Company maintains a bonus program for all employees of the Company, including its executive officers (the “Bonus Plan”). With respect to the Company’s President and Chief Executive Officer, the Bonus Plan is administered annually by the Company’s Board of Directors (“Board”), and with respect to executive officers other than the Chief Executive Officer, by the Compensation Committee of the Board (the “Compensation Committee”). The purpose of the Bonus Plan is to reward employees, including executive officers, for successful achievement of specified performance goals.
On February 3, 2010, the Board and Compensation Committee approved the Bonus Plan for 2010. The performance goals, eligible bonus percentages and weighting for executive officers under the 2010 Bonus Plan are substantially similar to those utilized in the Bonus Plan for 2009. The Board and Compensation Committee may, in its sole discretion, eliminate any individual bonus or reduce or increase the amount of compensation payable with respect to any individual bonus. An executive officer must be an employee of the Company on the date of payment to qualify for a bonus. Any executive officer who leaves the employment of the Company, voluntarily or involuntarily, prior to the payment date, is ineligible for any bonus. An employee who becomes an executive officer during the fiscal year may be eligible for a pro-rated bonus at the option of the Compensation Committee, provided the participant has been employed a minimum of three months during the calendar year.
The Board and Compensation Committee’s approval of the terms of the 2010 Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant and the Board and the Compensation Committee retains the discretion to change plan design and participants without notice to, or approval of, any participants. No entitlement to payouts under the 2010 Bonus Plan shall exist until the payments are authorized by the Board or Compensation Committee.
2009 Bonus Plan and 2010 Base Salary
On February 3, 2010, the Board and Compensation Committee determined that there would be no payouts under the Bonus Plan for 2009 to executive officers and that 2010 base salaries for all executives would remain unchanged from 2009 levels.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 3, 2010	NEUROCRINE BIOSCIENCES, INC.
/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer